Exhibit 99.1
February 28, 2018
For 6:00 am ET Release

Contacts:	Shareholders’/Analysts’ Inquiries:	Media Inquiries:
	Tiffany Mason	Colleen Penhall
	704-758-2033	704-758-2958
	tiffany.l.mason@lowes.com	colleen.b.penhall@lowes.com
LOWE’S REPORTS FOURTH QUARTER SALES AND EARNINGS RESULTS
-- Comparable Sales Increased 4.1 Percent --
-- Diluted Earnings Per Share of $0.67 --
-- Adjusted Diluted Earnings Per Share1 of $0.74 --
MOORESVILLE, N.C. – Lowe’s Companies, Inc. (NYSE: LOW) today reported net earnings of $554 million and diluted earnings per share of $0.67 for the quarter ended Feb. 2, 2018 (a 13-week quarter), compared to net earnings of $663 million and diluted earnings per share of $0.74 in the fourth quarter of 2016 (a 14-week quarter). Excluding certain items described below, adjusted diluted earnings per share1 was $0.74 in the fourth quarter of 2017 compared to adjusted diluted earnings per share1 of $0.86 in the fourth quarter of 2016.

For the fiscal year ended Feb. 2, 2018 (a 52-week year), net earnings were $3.4 billion and diluted earnings per share was $4.09 compared to net earnings of $3.1 billion and diluted earnings per share of $3.47 in fiscal 2016 (a 53-week year). Excluding certain items described below, adjusted diluted earnings per share1 was $4.39 in fiscal 2017 compared to adjusted diluted earnings per share1 of $3.99 in fiscal 2016.

Lowe’s fiscal year ends on the Friday nearest the end of January; therefore, fourth quarter and fiscal year 2016 included an extra week compared to fiscal 2017. The 53rd week contributed approximately $950 million to sales and $0.08 to diluted and adjusted diluted earnings per share1 in fiscal 2016.

The items referenced above to arrive at adjusted diluted earnings per share1 for the fourth quarter of 2017 consisted of the following:

•	$0.02 per share for a tax charge associated with the Tax Cuts and Jobs Act of 2017; and

•	$0.05 per share for a one-time cash bonus for eligible hourly U.S. employees.

In addition to those items, fiscal 2017 also included the following:

•	$0.34 per share for a loss on extinguishment of debt in the first quarter; and

•	$0.11 per share for a gain from the sale of the company’s interest in its Australian joint venture in the second quarter.

Sales for the fourth quarter were $15.5 billion compared to $15.8 billion in the fourth quarter of 2016, and comparable sales increased 4.1 percent. For the fiscal year, sales were $68.6 billion compared to $65.0 billion in fiscal 2016, and comparable sales increased 4.0 percent. Comparable sales for the U.S. home improvement business increased 3.7 percent for the fourth quarter and 3.9 percent for the fiscal year.

“We achieved comparable sales growth that exceeded our expectations driven by compelling consumer messaging, strong holiday event performance, and our integrated omni-channel customer experiences,” commented Robert A. Niblock, Lowe’s chairman, president and CEO. “As we enter 2018, we are working diligently to improve execution with a focus on conversion, gross margin, and inventory management. Given the rapidly evolving competitive landscape, we are also accelerating our strategic investments leveraging the benefits of tax reform. We continue to build the capabilities required to deliver simple and seamless experiences and strengthen our position as the omni-channel project authority.

[1]
Adjusted diluted earnings per share is a non-GAAP financial measure. Refer to the “Non-GAAP Financial Measures Reconciliation” section of this release for additional information as well as reconciliations between the Company’s GAAP and non-GAAP financial results.

“I would like to express my appreciation to our employees for their unwavering commitment to serving customers and the communities in which they live and work,” Niblock added.

Delivering on its commitment to return excess cash to shareholders, the company repurchased $133 million of stock under its share repurchase program and paid $341 million in dividends in the fourth quarter. For the fiscal year, the company repurchased $3.1 billion of stock under its share repurchase program and paid $1.3 billion in dividends.

As of Feb. 2, 2018, Lowe’s operated 2,152 home improvement and hardware stores in the United States, Canada and Mexico representing 214.9 million square feet of retail selling space.

A conference call to discuss fourth quarter 2017 operating results is scheduled for today (Wednesday, Feb. 28) at 9:00 am ET. The conference call will be available by webcast and can be accessed by visiting Lowe’s website at www.Lowes.com/investor and clicking on Lowe’s Fourth Quarter 2017 Earnings Conference Call Webcast. Supplemental slides will be available approximately 15 minutes prior to the start of the conference call. A replay of the call will be archived on Lowes.com/investor until May 22, 2018.

Lowe’s Business Outlook
Fiscal Year 2018 (comparisons to fiscal year 2017; based on U.S. GAAP)

•	Total sales are expected to increase approximately 4 percent.

•	Comparable sales are expected to increase approximately 3.5 percent.

•	The company expects to add approximately 10 home improvement and hardware stores.

•	Operating income as a percentage of sales (operating margin) is expected to decrease approximately 30 basis points.[2]

•	The effective income tax rate is expected to be approximately 25.5%.

•	Diluted earnings per share of $5.40 to $5.50 are expected for the fiscal year ending Feb. 1, 2019.

[2]
Includes 4 basis point net negative impact from the gain on the sale of the company’s interest in its Australian joint venture (2Q 2017) and the one-time bonus paid to eligible hourly U.S. employees (4Q 2017).

Disclosure Regarding Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements including words such as “believe”, “expect”, “anticipate”, “plan”, “desire”, “project”, “estimate”, “intend”, “will”, “should”, “could”, “would”, “may”, “strategy”, “potential”, “opportunity” and similar expressions are forward-looking statements. Forward-looking statements involve estimates, expectations, projections, goals, forecasts, assumptions, risks and uncertainties. Forward-looking statements include, but are not limited to, statements about future financial and operating results, Lowe’s plans, objectives, business outlook, priorities, expectations and intentions, expectations for sales growth, comparable sales, earnings and performance, shareholder value, capital expenditures, cash flows, the housing market, the home improvement industry, demand for services, share repurchases, Lowe’s strategic initiatives, including those relating to acquisitions by Lowe’s and the expected impact of such transactions on our strategic and operational plans and financial results, and any statement of an assumption underlying any of the foregoing and other statements that are not historical facts.  Although we believe that the expectations, opinions, projections and comments reflected in these forward-looking statements are reasonable, such statements involve risks and uncertainties and we can give no assurance that such statements will prove to be correct. Actual results may differ materially from those expressed or implied in such statements.

A wide variety of potential risks, uncertainties and other factors could materially affect our ability to achieve the results either expressed or implied by these forward-looking statements including, but not limited to, changes in general economic conditions, such as the rate of unemployment, interest rate and currency fluctuations, changes to tax laws applicable to corporate multinationals, such as the recently enacted U.S. Tax Cuts and Jobs Act of 2017, fuel and other energy costs, slower growth in personal income, changes in consumer spending, changes in the rate of housing turnover, the availability of consumer credit and of mortgage financing, inflation or deflation of commodity prices, and other factors that can negatively affect our customers, as well as our ability to: (i) respond to adverse trends in the housing industry, a reduced rate of growth in household formation, and slower rates of growth in housing renovation and repair activity, as well as uneven recovery in commercial building activity; (ii) secure, develop, and otherwise implement new technologies and processes necessary to realize the benefits of our strategic initiatives focused on omni-channel sales and marketing presence and enhance our efficiency; (iii) attract, train, and retain highly-qualified associates; (iv) manage our business effectively as we adapt our operating model to meet the changing expectations of our customers; (v) maintain, improve, upgrade and protect our critical information systems from data security breaches, ransomware and other cyber threats; (vi) respond to fluctuations in the prices and availability of services, supplies, and products; (vii) respond to the growth and impact of competition; (viii) address changes in existing or new laws or regulations that affect consumer credit, employment/labor, trade, product safety, transportation/logistics, energy costs, health care, tax or environmental issues; (ix) positively and effectively manage our public image and reputation and respond appropriately to unanticipated failures to maintain a high level of product and service quality that could result in a negative impact on customer confidence and adversely affect sales; and (x) effectively manage our relationships with selected suppliers of brand name products and key vendors and service providers, including third party installers. In addition, we could experience impairment losses if either the actual results of our operating stores are not consistent with the assumptions and judgments we have made in estimating future cash flows and determining asset fair values, or we are required to reduce the carrying amount of our investment in certain unconsolidated entities. With respect to acquisitions, potential risks include the effect of such transactions on Lowe’s and the target company’s strategic relationships, operating results and businesses generally; our ability to integrate personnel, labor models, financial, IT and others systems successfully; disruption of our ongoing business and distraction of management; hiring additional management and other critical personnel; increasing the scope, geographic diversity and complexity of our operations; significant integration costs or unknown liabilities; and failure to realize the expected benefits of the transaction. For more information about these and other risks and uncertainties that we are exposed to, you should read the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Estimates” included in our most recent Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”) and the description of material changes thereto, if any, included in our Quarterly Reports on Form 10-Q or subsequent filings with the SEC.

The forward-looking statements contained in this news release are expressly qualified in their entirety by the foregoing cautionary statements. The foregoing list of important factors that may affect future results is not exhaustive. When relying on forward-looking statements to make decisions, investors and others should carefully consider the foregoing factors and other uncertainties and potential events. All such forward-looking statements are based upon data available as of the date of this release or other specified date and speak only as of such date. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf about any of the matters covered in this release are qualified by these cautionary statements and in the “Risk Factors” included in our most recent Annual Report on Form 10-K and the description of material changes thereto, if any, included in our Quarterly Reports on Form 10-Q or subsequent filings with the SEC. We expressly disclaim any obligation to update or revise any forward-looking statement, whether as a result of new information, change in circumstances, future events or otherwise, except as may be required by law.

Lowe’s Companies, Inc.
Lowe’s Companies, Inc. (NYSE: LOW) is a FORTUNE® 50 home improvement company serving more than 18 million customers a week in the United States, Canada and Mexico. With fiscal year 2017 sales of $68.6 billion, Lowe’s and its related businesses operate or service more than 2,390 home improvement and hardware stores and employ over 310,000 people. Founded in 1946 and based in Mooresville, N.C., Lowe’s supports the communities it serves through programs that focus on K-12 public education and community improvement projects. For more information, visit Lowes.com.

###

Lowe’s Companies, Inc.
Consolidated Statements of Current and Retained Earnings
In Millions, Except Per Share and Percentage Data

	Three Months Ended				Year Ended
	(Unaudited)		(Unaudited)		(Unaudited)
	February 2, 2018		February 3, 2017		February 2, 2018		February 3, 2017
Current Earnings	Amount	% Sales	Amount	% Sales	Amount	% Sales	Amount	% Sales
Net sales	$15,494	100.00	$15,784	100.00	$68,619	100.00	$65,017	100.00
Cost of sales	10,268	66.27	10,352	65.59	45,210	65.89	42,553	65.45
Gross margin	5,226	33.73	5,432	34.41	23,409	34.11	22,464	34.55
Expenses:
Selling, general and administrative	3,761	24.28	3,789	23.99	15,376	22.40	15,129	23.27
Depreciation and amortization	367	2.37	374	2.37	1,447	2.11	1,489	2.29
Operating income	1,098	7.08	1,269	8.05	6,586	9.60	5,846	8.99
Interest - net	154	0.98	159	1.01	633	0.92	645	0.99
Loss on extinguishment of debt	—	—	—	—	464	0.68	—	—
Pre-tax earnings	944	6.10	1,110	7.04	5,489	8.00	5,201	8.00
Income tax provision	390	2.52	447	2.84	2,042	2.98	2,108	3.24
Net earnings	$554	3.58	$663	4.20	$3,447	5.02	$3,093	4.76

Weighted average common shares outstanding - basic	828		867		839		880
Basic earnings per common share (1)	$0.67		$0.74		$4.09		$3.48
Weighted average common shares outstanding - diluted	829		868		840		881
Diluted earnings per common share (1)	$0.67		$0.74		$4.09		$3.47
Cash dividends per share	$0.41		$0.35		$1.58		$1.33

Retained Earnings
Balance at beginning of period	$5,289		$6,376		$6,241		$7,593
Net earnings attributable to Lowe’s Companies, Inc.	554		663		3,447		3,091
Cash dividends declared	(340)		(304)		(1,324)		(1,169)
Share repurchases	(78)		(494)		(2,939)		(3,274)
Balance at end of period	$5,425		$6,241		$5,425		$6,241

(1)
Under the two-class method, earnings per share is calculated using net earnings allocable to common shares, which is derived by reducing net earnings by the earnings allocable to participating securities. Net earnings allocable to common shares used in the basic and diluted earnings per share calculation were $553 million for the three months ended February 2, 2018 and $643 million for the three months ended February 3, 2017. Net earnings allocable to common shares used in the basic and diluted earnings per share calculation were $3,436 million for the year ended February 2, 2018 and $3,062 million for the year ended February 3, 2017.

Lowe’s Companies, Inc.
Consolidated Statements of Comprehensive Income
In Millions, Except Percentage Data

	Three Months Ended				Year Ended
	(Unaudited)		(Unaudited)		(Unaudited)
	February 2, 2018		February 3, 2017		February 2, 2018		February 3, 2017
	Amount	% Sales	Amount	% Sales	Amount	% Sales	Amount	% Sales
Net earnings	$554	3.58	$663	4.20	$3,447	5.02	$3,093	4.76
Foreign currency translation adjustments - net of tax	(26)	(0.17)	(27)	(0.17)	251	0.37	154	0.23
Other comprehensive income/(loss)	(26)	(0.17)	(27)	(0.17)	251	0.37	154	0.23
Comprehensive income	$528	3.41	$636	4.03	$3,698	5.39	$3,247	4.99

Lowe’s Companies, Inc.
Consolidated Balance Sheets
In Millions, Except Par Value Data

		(Unaudited)
		February 2, 2018	February 3, 2017
Assets
Current assets:
Cash and cash equivalents		$588	$558
Short-term investments		102	100
Merchandise inventory - net		11,393	10,458
Other current assets		689	884
Total current assets		12,772	12,000
Property, less accumulated depreciation		19,721	19,949
Long-term investments		408	366
Deferred income taxes - net		168	222
Goodwill		1,307	1,082
Other assets		915	789
Total assets		$35,291	$34,408

Liabilities and equity
Current liabilities:
Short-term borrowings		$1,137	$510
Current maturities of long-term debt		294	795
Accounts payable		6,590	6,651
Accrued compensation and employee benefits		747	790
Deferred revenue		1,378	1,253
Other current liabilities		1,950	1,975
Total current liabilities		12,096	11,974
Long-term debt, excluding current maturities		15,564	14,394
Deferred revenue - extended protection plans		803	763
Other liabilities		955	843
Total liabilities		29,418	27,974

Equity:
Preferred stock - $5 par value, none issued		—	—
Common stock - $0.50 par value;
Shares issued and outstanding
February 2, 2018	830
February 3, 2017	866	415	433
Capital in excess of par value		22	—
Retained earnings		5,425	6,241
Accumulated other comprehensive income/(loss)		11	(240)
Total equity		5,873	6,434
Total liabilities and equity		$35,291	$34,408

Lowe’s Companies, Inc.
Consolidated Statements of Cash Flows
In Millions

	Year Ended
	(Unaudited)
	February 2, 2018	February 3, 2017
Cash flows from operating activities:
Net earnings	$3,447	$3,093
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	1,540	1,590
Deferred income taxes	53	28
Loss on property and other assets - net	40	143
Loss on extinguishment of debt	464	—
(Gain) loss on cost method and equity method investments	(82)	302
Share-based payment expense	99	90
Changes in operating assets and liabilities:
Merchandise inventory - net	(791)	(178)
Other operating assets	250	(183)
Accounts payable	(92)	653
Other operating liabilities	137	79
Net cash provided by operating activities	5,065	5,617

Cash flows from investing activities:
Purchases of investments	(981)	(1,192)
Proceeds from sale/maturity of investments	1,114	1,254
Capital expenditures	(1,123)	(1,167)
Proceeds from sale of property and other long-term assets	45	37
Purchases of derivative instruments	—	(103)
Proceeds from settlement of derivative instruments	—	179
Acquisition of business - net	(509)	(2,356)
Other - net	13	(13)
Net cash used in investing activities	(1,441)	(3,361)

Cash flows from financing activities:
Net change in short-term borrowings	625	466
Net proceeds from issuance of long-term debt	2,968	3,267
Repayment of long-term debt	(2,849)	(1,173)
Proceeds from issuance of common stock under share-based payment plans	139	139
Cash dividend payments	(1,288)	(1,121)
Repurchase of common stock	(3,192)	(3,595)
Other - net	(10)	(75)
Net cash used in financing activities	(3,607)	(2,092)

Effect of exchange rate changes on cash	13	(11)

Net increase in cash and cash equivalents	30	153
Cash and cash equivalents, beginning of period	558	405
Cash and cash equivalents, end of period	$588	$558

Lowe’s Companies, Inc.
Non-GAAP Financial Measures Reconciliation

To provide additional transparency, the company has presented the non-GAAP financial measure of adjusted earnings per share to exclude the impact of certain discrete items, as further described below, not contemplated in Lowe’s original Business Outlooks for 2017 and 2016 to assist the user in understanding performance relative to that Business Outlook. The company believes this non-GAAP financial measure provides useful insight for analysts and investors in evaluating the company’s operational performance.

In the second quarter of 2016, the company settled its foreign currency hedge entered into in advance of the RONA acquisition. The net impact of the foreign currency hedge on fiscal 2016 was a net realized gain of $76 million or $0.05 per share.

In the third quarter of 2016, the company recognized $462 million or $0.45 per share of non-cash pre-tax charges which included the following:

–
$290 million or $0.33 per share resulting from the wind down of Hydrox, a joint venture in which Lowe’s held a one-third ownership interest. Hydrox operated Masters Home Improvement stores and Home Timber and Hardware Group’s retail stores in Australia.

–
$96 million or $0.07 per share related to a write-off for projects that were canceled as part of the company’s ongoing review of strategic initiatives in an effort to focus on critical projects that will drive desired outcomes.

–
$76 million or $0.05 per share related to goodwill and long-lived asset impairments associated with the company’s Orchard Supply Hardware operations as part of a strategic reassessment of this business.

In the fourth quarter of 2016, the company recognized the following charges:

–	$84 million or $0.06 per share for severance-related costs associated with the company’s productivity efforts.

–	$32 million or $0.04 per share resulting from a tax charge primarily related to the issuance of final Internal Revenue Code Section 987 regulations in December 2016.

–	$18 million or $0.02 per share resulting from premium paid to acquire the outstanding RONA preferred shares.

In the first quarter of 2017, the company recognized a $464 million or $0.34 per share loss on extinguishment of debt in connection with a $1.6 billion cash tender offer.

In the second quarter of 2017, the company recognized a $96 million or $0.11 per share gain from the sale of the company’s interest in its Australian joint venture.

In the fourth quarter of 2017, the company recognized the following charges:

–	$20 million or $0.02 per share tax charge associated with the Tax Cuts and Jobs Act of 2017.

–	$66 million or $0.05 per share related to the one-time cash bonus to eligible hourly U.S. employees.

Adjusted diluted earnings per share should not be considered an alternative to, or more meaningful indicator of, the company’s diluted earnings per share as prepared in accordance with GAAP. The company’s methods of determining this non-GAAP financial measure may differ from the method used by other companies for this or similar non-GAAP financial measures. Accordingly, this non-GAAP measure may not be comparable to the measures used by other companies.

Detailed reconciliations between the company’s GAAP and non-GAAP financial results are shown below and available on the company’s website at www.lowes.com/investor.

	Three Months Ended
	(Unaudited)			(Unaudited)
	February 2, 2018			February 3, 2017
	Pre-Tax Earnings	Tax	Net Earnings	Pre-Tax Earnings	Tax	Net Earnings
Diluted earnings per share, as reported			$0.67			$0.74
Non-GAAP Adjustments
Severance-related costs	—	—	—	0.10	(0.04)	0.06
IRC Section 987 charge	—	—	—	—	0.04	0.04
Premium on RONA Preferred Shares [1]	—	—	—	—	—	0.02
Impact of tax reform	—	0.02	0.02	—	—	—
One-time cash bonus attributable to tax reform	0.08	(0.03)	0.05	—	—	—
Adjusted diluted earnings per share			$0.74			$0.86

	Year Ended
	(Unaudited)
	February 2, 2018			February 3, 2017
	Pre-Tax Earnings	Tax	Net Earnings	Pre-Tax Earnings	Tax	Net Earnings
Diluted earnings per share, as reported			$4.09			$3.47
Non-GAAP Adjustments
Net gain on foreign currency hedge	—	—	—	(0.09)	0.04	(0.05)
Australian joint venture impairment	—	—	—	0.33	—	0.33
Project write-offs	—	—	—	0.11	(0.04)	0.07
Orchard Supply Hardware goodwill and long-lived asset impairment	—	—	—	0.08	(0.03)	0.05
Severance-related costs	—	—	—	0.09	(0.03)	0.06
IRC Section 987 charge	—	—	—	—	0.04	0.04
Premium on RONA Preferred Shares [1]	—	—	—	—	—	0.02
Loss on extinguishment of debt	0.55	(0.21)	0.34	—	—	—
Gain on sale of interest in Australian joint venture	(0.11)	—	(0.11)	—	—	—
Impact of tax reform	—	0.02	0.02	—	—	—
One-time cash bonus attributable to tax reform	0.08	(0.03)	0.05	—	—	—
Adjusted diluted earnings per share			$4.39			$3.99

[1]	Under the two-class method, the premium paid to redeem the RONA preferred shares was deducted from net earnings to compute net earnings allocable to common shareholders